Exhibit 99.1

FY 2019 FIRST QUARTER EARNINGS

ADIENT

Adient reports first quarter 2019 financial results

Feb. 7, 2019

> "After completing a comprehensive assessment during the first 100 days of my tenure, there are no structural reasons ADNT's margins should not be comparable to its peers. We are taking actions to improve our financial performance and expect to see improvement in the second half of FY19 compared with first half FY19."
>
> — Doug Del Grosso, President and CEO

FY 2019 Q1 RESULTS OVERVIEW

RECENT DEVELOPMENTS

ADNT
LISTED
NYSE
ADIENT

Announced tenets of the turnaround plan, which include a focus on core business; fixing and preventing operational and launch problems; commercial discipline; balance sheet strength and flexibility; and rightsizing of SS&M.

Balance Sheet

Amended ADNT's credit facility to move to a Net Secured Leverage covenant; evaluating options to refinance ADNT's existing credit facilities to provide flexibility and liquidity to manage through the turnaround.

Customer and platform diversification continues to strengthen with new business wins and replacement business; recently secured complete seat business for the next-generation Ford F-150, BMW 7-Series and various programs in China.

ADIENT

Unconsolidated Seating and SS&M revenue decreased to $2.2B (down 7 % excluding FX) in Q1; equity income of $72M.

ADIENT • FISCAL FIRST QUARTER 2019 EARNINGS • 1

FY 2019 FIRST QUARTER EARNINGS Adient reports first quarter 2019 Feb. 7, 2019 financial results > Q1 GAAP net loss and EPS diluted of $(17)M and assessment “After completing during a the comprehensive first 100 days $(0.18) respectively; Q1 Adjusted-EPS diluted of $0.31 of my tenure, there are no structural > Adjusted-EBIT and Adjusted-EBITDA of $105M and reasons be comparable ADNT’s to margins its peers should . We are not $176M, respectively taking actions to improve our financial > Q1 free cash flow (operating cash flow, less capital performance and expect to see expenditures) of $(272)M improvement compared with in first the half second FY19 half .” of FY19 > Cash and cash equivalents of $406M at Dec. 31, 2018 > Gross debt and net debt totaled $3,409M and $3,003M, — Doug Del Grosso, President and CEO respectively, at Dec. 31, 2018 FY 2019 Q1 RESULTS OVERVIEW NET INCOME (LOSS) REVENUE EBIT attributable to Adient EPS DILUTED AS REPORTED $4,158M $54M $(17)M $(0.18) vs. Q1 18 -1% -47% NM NM ADJ. NET INCOME ADJ. EBIT ADJ. EBITDA attributable to Adient ADJ. EPS DILUTED AS ADJUSTED $105M $176M $29M $0.31 vs. Q1 18 -35% -34% -70% -70% NM—Not a meaningful comparison For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP RECENT DEVELOPMENTS Announced tenets of the Amended ADNT’s credit facility Customer and platform diversification Unconsolidated Seating and turnaround plan, which include to move to a Net Secured continues to strengthen with new SS&M revenue decreased to a focus on core business; fixing Leverage covenant; evaluating business wins and replacement $2.2B (down 7% excluding FX) in and preventing operational and options to refinance ADNT’s business; recently secured complete Q1; equity income of $72M. launch problems; commercial existing credit facilities to seat business for the next-generation discipline; balance sheet strength provide flexibility and liquidity to Ford F-150, BMW 7-Series and various and flexibility; and rightsizing of manage through the turnaround. programs in China. SS&M. ADIENT • FISCAL FIRST QUARTER 2019 EARNINGS • 1

KEY OPERATING METRICS SALES UNCONSOL. SEATING AND UNCONSOL. ADJ. EQUITY INTEREST ADJ. EFFECTIVE TAX CONSOLIDATED SS&M INTERIORS INCOME a EXPENSE RATE a Q1 19 $4,158M $2,201M $2,067M $83M $35M 23.6% Q1 18 $4,204M $2,469M $2,194M $109M $33M 8.5% Benefit of volume Down 11% Down 6% y-o-y, Seating and In line with Q119 adj. effective tax and mix more y-o-y, down 7% down 1% y-o-y SS&M down 14% company rate reflects impact of than offset by y-o-y excluding excluding FX (down 10% excl. expectations given valuation allowances negative impact FX FX); Interiors the company’s debt in certain jurisdictions, of FX down 57% and cash position lower y-o-y earnings and geographic composition of earnings a/—On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. SEGMENT RESULTS SEATING SS&M INTERIORS Q1 19 Q1 18 Q1 19 Q1 18 Q1 19 Q1 18 ADJ. EBITDA a $261M $354M $(72)M $(82)M $11M $25M Negative business performance Improved business performance Lower volumes (China and North (driven by launch inefficiencies), (driven by lower launch and freight America) and negative operating the impact of FX and a decrease costs) partially offset by negative performance were the primary in equity income were the primary mix and a decrease in equity factors behind the y-o-y decline factors behind the y-o-y decline income a/—On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Seating, SS&M, and Interiors do not contain central costs that are not allocated back to the operations. Prior period presentation of reportable segments has been recast to conform to current segment reporting structure and adoption of ASU NO. 2017-07. CASH FLOW & BALANCE SHEET Q1 19 Q1 18 12/31/18 9/30/18 OPERATING CASH FLOW $(128)M $(127)M CASH & CASH EQUIVALENTS $406M $687M CAPITAL EXPENDITURES $(144)M $(143)M TOTAL DEBT $3,409M $3,430M FREE CASH FLOW $(272)M $(270)M NET DEBT $3,003M $2,743M NET LEVERAGE 2.72x 2.29x For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP. LOOKING FORWARD > Based on the current operating environment and anticipated benefits related to turnaround actions underway, ADNT expects Adj. EBITDA to improve in the second half of FY19 compared with first half FY19; FY19 Adj. EBITDA expected to decline vs. FY18 > Outside of operational headwinds, FY19 is expected to be impacted by: — Temporary SG&A benefits not repeating in FY19 — Weaker global currencies vs. USD — Elimination of “becoming Adient” adjustments — Increased Adient Aerospace spend vs. FY18 > Expectations for other key financial metrics include: revenue of ~$16.5B to ~$16.7B, effective tax rate of ~20% and capital expenditures between ~$550M and ~$575M > Additional updates to be provided throughout the year as the company gains clarity on key variables (e.g. pace of operational launch improvements, commercial discussions, tariffs, China volumes, etc.) ADIENT • FISCAL FIRST QUARTER 2019 EARNINGS • 2

CONTACTS
	MARY KAY DODERO		MARK OSWALD
MEDIA	+1 734 254 7704	INVESTORS	+1 734 254 3372
	Mary.Kay.Dodero@Adient.com		Mark.A.Oswald@Adient.com

Adient is a global leader in automotive seating. With 85,000 employees operating in 234 manufacturing/assembly plants in 34 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 25 million vehicles every year. For more information on Adient, please visit adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the SEC on November 29, 2018 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2019 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

ADIENT • FISCAL FIRST QUARTER 2019 EARNINGS • 3

Appendix

Adient plc

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,
(in millions, except per share data)	2018	2017 (1)
Net sales	$4,158	$4,204
Cost of sales	3,978	4,003

Gross profit	180	201
Selling, general and administrative expenses	178	196
Restructuring and impairment costs	31	—
Equity income (loss)	83	96

Earnings (loss) before interest and income taxes	54	101
Net financing charges	35	33
Other pension expense (income)	(2)	(1)

Income (loss) before income taxes	21	69
Income tax provision (benefit)	10	265

Net income (loss)	11	(196)
Income attributable to noncontrolling interests	28	20

Net income (loss) attributable to Adient	$(17)	$(216)

Diluted earnings (loss) per share	$(0.18)	$(2.32)
Shares outstanding at period end	93.5	93.3
Diluted weighted average shares	93.5	93.2

(1)

The presentation of certain amounts have been revised from what was previously reported to retrospectively adopt Accounting Standard Update (“ASU”) 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost.” See Note 4, “Revisions to Previously Reported Amounts,” for more information.

Appendix

Adient plc

Condensed Consolidated Statements of Financial Position

(Unaudited)

	December 31,	September 30,
(in millions)	2018	2018
Assets
Cash and cash equivalents	$406	$687
Accounts receivable—net	1,766	2,091
Inventories	839	824
Other current assets	657	707

Current assets	3,668	4,309
Property, plant and equipment—net	1,695	1,683
Goodwill	2,175	2,182
Other intangible assets—net	449	460
Investments in partially-owned affiliates	1,489	1,407
Assets held for sale	—	37
Other noncurrent assets	882	864

Total assets	$10,358	$10,942

Liabilities and Shareholders’ Equity
Short-term debt	$10	$8
Accounts payable and accrued expenses	2,906	3,432
Other current liabilities	759	752

Current liabilities	3,675	4,192
Long-term debt	3,399	3,422
Other noncurrent liabilities	533	564
Redeemable noncontrolling interests	27	47
Shareholders’ equity attributable to Adient	2,366	2,392
Noncontrolling interests	358	325

Total liabilities and shareholders’ equity	$10,358	$10,942

Appendix

Adient plc

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended December 31,
(in millions)	2018	2017
Operating Activities
Net income (loss) attributable to Adient	$(17)	$(216)
Income attributable to noncontrolling interests	28	20

Net income (loss)	11	(196)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	65	96
Amortization of intangibles	10	12
Pension and postretirement benefit expense (benefit)	1	1
Pension and postretirement contributions, net	(6)	13
Equity in earnings of partially-owned affiliates, net of dividends received	(82)	(90)
Deferred income taxes	(2)	260
Equity-based compensation	6	16
Other	7	2
Changes in assets and liabilities:
Receivables	320	170
Inventories	(19)	(22)
Other assets	35	(23)
Restructuring reserves	(14)	(32)
Accounts payable and accrued liabilities	(451)	(296)
Accrued income taxes	(9)	(38)

Cash provided (used) by operating activities	(128)	(127)

Investing Activities
Capital expenditures	(144)	(143)
Sale of property, plant and equipment	37	2
Changes in long-term investments	—	(5)
Loans to affiliates	(11)	—

Cash provided (used) by investing activities	(118)	(146)

Financing Activities
Increase (decrease) in short-term debt	2	1
Debt financing costs	(4)	—
Cash dividends	(26)	(26)
Dividends paid to noncontrolling interests	(36)	(20)
Formation of consolidated joint venture	28	—
Other	(2)	(4)

Cash provided (used) by financing activities	(38)	(49)

Effect of exchange rate changes on cash and cash equivalents	3	3

Increase (decrease) in cash and cash equivalents	$(281)	$(319)

Appendix

Footnotes

1. Segment Results

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, incremental “Becoming Adient” costs, separation costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items (“Adjusted EBITDA”). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker. Adient has three reportable segments for financial reporting purposes:

•	Seating: This segment produces complete seat systems for automotive and other mobility applications, as well as certain components of complete seat systems, such as foam, trim and fabric.

•	Seat Structures & Mechanisms (SS&M): This segment produces seat structures and mechanisms for inclusion in complete seat systems that are produced by Adient or others.

•

Interiors: This segment, derived from Adient’s global automotive interiors joint ventures, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products.

Financial information relating to Adient’s reportable segments is as follows:

	Three Months Ended December 31,
(in millions)	2018	2017
Net Sales
Seating	$3,739	$3,796
SS&M	727	718
Eliminations	(308)	(310)

Total net sales	$4,158	$4,204

Appendix

	Three Months Ended December 31,
(in millions)	2018	2017(1)
Adjusted EBITDA
Seating	$261	$354
SS&M	(72)	(82)
Interiors	11	25
Corporate-related costs (2)	(24)	(31)
Becoming Adient (3)	—	(19)
Restructuring and impairment costs (4)	(31)	—
Purchase accounting amortization (5)	(10)	(17)
Restructuring related charges (6)	(9)	(11)
Stock based compensation (7)	(6)	(10)
Depreciation (8)	(65)	(94)
Other items (9)	(1)	(14)

Earnings before interest and income taxes	54	101
Net financing charges	(35)	(33)
Other pension income	2	1

Income before income taxes	$21	$69

Notes

(1) The presentation of certain amounts have been revised from what was previously reported to retrospectively adopt Accounting Standard Update (“ASU”) 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost.” See Note 4, “Revisions to Previously Reported Amounts,” for more information.

(2) Corporate-related costs not allocated to the segments include executive office, aviation, communications, corporate development, legal, finance and marketing.

(3) Reflects incremental expenses associated with becoming an independent company. Includes non-cash costs of $6 million in the three months ended December 31, 2017.

(4) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 and non-recurring impairment charges.

(5) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income. As a result of the fiscal year 2018 YFAI impairment, the intangible assets related to YFAI were deemed to be fully impaired and thus no longer amortized.

(6) Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420.

(7) For the three months ended December 31, 2017, stock based compensation excludes $6 million which is included in Becoming Adient costs, discussed above.

(8) For the three months ended December 31, 2017, depreciation excludes $2 million which is included in restructuring related charges, discussed above.

(9) The three months ended December 31, 2018 reflects $1 million of Futuris integration costs. The three months ended December 31, 2017 reflects $6 million of Futuris integration costs and $8 million related to the impact of the U.S. tax reform legislation at YFAI.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended December 31,
(in millions)	2018	2017
Income available to shareholders
Net income (loss) attributable to Adient	$(17)	$(216)
Weighted average shares outstanding
Basic weighted average shares outstanding	93.5	93.2
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	—

Diluted weighted average shares outstanding	93.5	93.2

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient’s on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•

Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.

•

Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.

•

Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.

•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.

•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.

•

Adjusted equity income is defined as equity income excluding amortization of Adient’s intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.

•	Free cash flow is defined as cash from operating activities less capital expenditures.

•	Adjusted free cash flow is defined as free cash flow adjusted for cash transferred from the former Parent post separation.

•	Net debt is calculated as gross debt less cash and cash equivalents.

•	Net leverage is calculated as net debt divided by the last twelve months of adjusted EBITDA.

Appendix

Summarized Income Statement Information

	Three Months Ended December 31,
	2018		2017
(in millions, except per share data)	As reported	As adjusted	As reported	As adjusted
Net sales	$4,158	$4,158	$4,204	$4,204
Equity income (loss)	83	83	96	109
Earnings (loss) before interest and income taxes	54	105	101	162
Earnings before interest, income taxes, stock based compensation, depreciation and amortization	N/A	176	N/A	266
Net financing charges	35	35	33	33
Other pension expense (income)	(2)	(2)	(1)	(1)
Income (loss) before income taxes	21	72	69	130
Income tax provision (benefit)	10	17	265	11
Net income (loss) attributable to Adient	(17)	29	(216)	98
Diluted earnings (loss) per share	$(0.18)	$0.31	$(2.32)	$1.05

The following table reconciles equity income to adjusted equity income:

	Three Months Ended December 31,
(in millions)	2018	2017
Equity income (loss)	$83	$96
Purchase accounting amortization (5)	—	5
US tax reform legislation at YFAI	—	8

Adjusted equity income	$83	$109

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted EBITDA:

	Three Months Ended December 31,
(in millions)	2018	2017 (1)
Net income (loss) attributable to Adient	$(17)	$(216)
Income attributable to noncontrolling interests	28	20
Income tax provision (11)	10	265
Financing charges	35	33
Other pension expense (income)	(2)	(1)

Earnings (loss) before interest and income taxes	54	101
Becoming Adient (3)	—	19
Restructuring and impairment costs (4)	31	—
Purchase accounting amortization (5)	10	17
Restructuring related charges (6)	9	11
Other items (9)	1	14

Adjusted EBIT	105	162
Stock based compensation (7)	6	10
Depreciation (8)	65	94

Adjusted EBITDA	$176	$266

Net sales	$4,158	$4,204
Adjusted EBIT	$105	$162
Adjusted EBIT margin	2.5%	3.9%

Segment Performance:
	Three months ended December 31, 2018
	Seating	SS&M	Interiors	Corporate/ Eliminations	Consolidated
Net sales	$3,739	$727	N/A	$(308)	$4,158
Adjusted EBITDA	$261	$(72)	$11	$(24)	$176
Adjusted EBITDA margin	7.0%	(9.9)%	N/A	N/A	4.2%

	Three months ended December 31, 2017
	Seating (1)	SS&M	Interiors	Corporate/ Eliminations	Consolidated
Net sales	$3,796	$718	N/A	$(310)	$4,204
Adjusted EBITDA	$354	$(82)	$25	$(31)	$266
Adjusted EBITDA margin	9.3%	(11.4)%	N/A	N/A	6.3%

Appendix

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended December 31,
	2018			2017
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	$21	$10	47.6%	$69	$265	*
Adjustments	51	7	13.7%	61	(254)	*

As adjusted	$72	$17	23.6%	$130	$11	8.5%

*	Measure not meaningful.

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended December 31,
(in millions)	2018	2017
Net income (loss) attributable to Adient	$(17)	$(216)
Becoming Adient (3)	—	19
Restructuring and impairment costs (4)	31	—
Purchase accounting amortization (5)	10	17
Restructuring related charges (6)	9	11
Other items (9)	1	14
Impact of adjustments on noncontrolling interests (10)	2	(1)
Tax impact of above adjustments and other tax items (11)	(7)	254

Adjusted net income attributable to Adient	$29	$98

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended December 31,
	2018	2017
Diluted earnings (loss) per share as reported	$(0.18)	$(2.32)
Becoming Adient (3)	—	0.20
Restructuring and impairment costs (4)	0.33	—
Purchase accounting amortization (5)	0.11	0.19
Restructuring related charges (6)	0.09	0.12
Other items (9)	0.01	0.15
Impact of adjustments on noncontrolling interests (10)	0.02	(0.01)
Tax impact of above adjustments and other tax items (11)	(0.07)	2.72

Adjusted diluted earnings per share	$0.31	$1.05

Appendix

The following table reconciles net income (loss) attributable to Adient to adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
(in millions)	December 31, 2018	December 31, 2017 (1)	December 31, 2018	September 30 2018 (1)
Net income attributable to Adient	$(17)	$(216)	$(1,486)	$(1,685)
Income attributable to noncontrolling interests	28	20	92	84
Income tax provision (11)	10	265	225	480
Net financing charges	35	33	146	144
Pension mark-to-market	—	—	(24)	(24)
Other pension expense (income)	(2)	(1)	(20)	(19)

Earnings (loss) before interest and income taxes	54	101	(1,067)	(1,020)
Becoming Adient (3)	—	19	43	62
Restructuring and Impairment Costs (4)	31	—	1,212	1,181
Purchase Accounting Amortization (5)	10	17	62	69
Restructuring Related Charges (6)	9	11	59	61
Impairment of YFAI Investment (12)	—	—	358	358
Other Items (9)	1	14	42	55

Adjusted EBIT	105	162	709	766
Stock Based Compensation (7)	6	10	33	37
Depreciation (8)	65	94	364	393

Adjusted EBITDA	$176	$266	$1,106	$1,196

The following table presents net debt and net leverage ratio calculations:

(in millions, except net leverage)	December 31, 2018		September 30, 2018
Cash	$406		$687
Total debt	3,409		3,430

Net debt	$3,003		$2,743
Adjusted EBITDA (last twelve months)	$1,106		$1,196
Net leverage:	2.72	x	2.29	x

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,
(in millions)	2018	2017
Operating cash flow	$(128)	$(127)
Capital expenditures	(144)	(143)

Free cash flow	$(272)	$(270)

Appendix

The following table reconciles adjusted EBITDA to Free cash flow:

(in millions)	Three Months Ended December 31, 2018
Adjusted EBITDA	$176
(-) Interest paid	(13)
(+/-) Tax refund/taxes paid	(21)
(-) Restructuring (cash)	(23)
(+/-) Change in trade working capital	(128)
(+/-) Net equity in earnings	(82)
(+/-) Other	(37)

Operating cash flow	(128)
Capital expenditures	(144)

Free cash flow	$(272)

(1) The presentation of certain amounts have been revised from what was previously reported to retrospectively adopt Accounting Standard Update (“ASU”) 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost.” See Note 4, “Revisions to Previously Reported Amounts,” for more information.

(2) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal, finance and marketing.

(3) Becoming Adient costs reflect incremental expenses associated with becoming an independent company. Of the $19 million of Becoming Adient Costs in the three months ended December 31, 2017, $13 million is included within cost of sales and $6 million is included within selling, general and administrative expenses.

(4) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420.

(5) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income. The $10 million in the three months ended December 31, 2018 is included within selling, general and administrative expenses. Of the $17 million in the three months ended December 31, 2017, $12 million is included within selling, general and administrative expenses and $5 million is included within equity income. As a result of the fiscal year 2018 YFAI impairment, amortization of intangible assets related to YFAI has ceased starting in the first quarter of fiscal 2019.

(6) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income.

(7) For the three months ended December 31, 2017, stock based compensation excludes $6 million which is included in Becoming Adient costs, discussed above.

(8) For the three months ended December 31, 2017, depreciation excludes $2 million which is included in restructuring related charges, discussed above.

(9) The three months ended December 31, 2018 reflects $1 million of Futuris integration costs. The three months ended December 31, 2017 reflects $6 million of Futuris integration costs and $8 million related to the impact of the U.S. tax reform legislation at YFAI. Of these costs, $5 million is included within cost of sales and $1 million is included within selling, general and administrative expenses.

(10) Reflects the impact of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests. See Note 4, “Revisions to Previously Reported Amounts,” for more information.

Appendix

(11) The income tax provision for the three months ended December 31, 2017 includes a tax charge of $258 million, primarily non-cash, to recognize the impact of U.S. tax reform legislation.

(12) During the three months ended September 30, 2018, Adient recorded a non-cash pre-tax impairment charge related to its YFAI investment balance of $358 million (post-tax charge of $322 million). On-going performance issues within the YFAI business led Adient to perform an impairment analysis of its YFAI investment and resulted in the recognition of such impairment charge, which has been recorded within equity income.

4. Revisions to Previously Reported Amounts

On October 1, 2018, Adient adopted ASU No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. ASU 2017-07 requires the service cost component of the net periodic costs for pension and postretirement plans to be presented in the same line item in the statement of income as other employee-related compensation costs. The non-service related costs are now required to be presented separately from the service cost component and outside of operating income/EBIT. This presentation change to the income statement has been reflected on a retrospective basis and had no effect on income (loss) before income taxes. For the three months ended, December 31, 2017, this change resulted in a $1 million increase to cost of sales, a $1 million decrease to gross profit, a $1 million decrease to earnings (loss) before interest and income taxes and a $1 million increase to other pension expense (income) line items in the condensed consolidated statements of income. As a result of presenting certain pension costs as non-operating items, consolidated adjusted EBITDA decreased by $1 million and $4 million in the Seating segment for the three months ended December 31, 2017 and twelve months ended September 30, 2018, respectively.

As previously disclosed, Adient has revised its adjusted net income attributable to Adient and adjusted diluted EPS for the first quarter of fiscal 2018 as a result of adjusting income attributable to noncontrolling interests for purchase accounting amortization at one of its affiliates. For the first quarter of fiscal 2018, this revision increased income attributable to noncontrolling interests by $1 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.01.